Exhibit 10.7

Zhang Tianze

Li Liping

Luo Ligang

Tang Peng

LinkDoc Technology (Beijing) Co., Ltd.

and

LinkDoc Information Technology (Beijing) Co., Ltd.

About

Amended and Restated Equity Pledge Agreement

of

LinkDoc Technology (Beijing) Co., Ltd.

April 2, 2021

Amended and Restated Equity Pledge Agreement

This Amended and Restated Equity Pledge Agreement (the "Agreement") was signed by the following parties on April 2, 2021 in Beijing, the People's Republic of China ("China"):

(I)	Zhang Tianze

Address: **

ID Card No.: **

Li Liping

Address: **

ID Card No.: **

Luo Ligang

Address: **

ID Card No.: **

Tang Peng

Address: **

ID Card No.: **

(In the Agreement, the above parties are collectively referred to as "Pledgors")

(II)	LinkDoc Information Technology (Beijing) Co., Ltd. ("Pledgee")

Legal Representative: Zhang Tianze

Registered Address: Area D, 11/F, Block A, No. 8 Haidian Street, Haidian District, Beijing

(III)	LinkDoc Technology (Beijing) Co., Ltd. ("Company")

Legal Representative: Zhang Tianze

Registered Address: Area B, 11/F, Block A, No. 8 Haidian Street, Haidian District, Beijing

(In the Agreement, the above parties are individually referred to as a "party" and collectively as the "parties".)

Whereas:

(1)

The Pledgors are registered shareholders of the Company and hold 100% of the Company's equity (the "Company Equity") in total according to law. The registered capital corresponding to the Company Equity is RMB20 million, of which Zhang Tianze holds 74.5% of the Company's equity, Li Liping holds 12.4% of the Company's equity, Luo Ligang holds 10% of the Company's equity, and Tang Peng holds 3.1% of the Company's equity.

(2)

According to the Amended and Restated Exclusive Consulting and Service Agreement (the "Service Agreement") made and entered into by and between the Pledgee and the Company on the same day of the making and signing of the Agreement, the Company has exclusively engaged the Pledgee to provide relevant technical consulting and services, and will pay corresponding service fees to the Pledgee for such technical consulting and services.

(3)

According to the Amended and Restated Exclusive Option Agreement (the "Option Agreement") made and entered into by and between the parties to the Agreement and Link Doc Technology Limited (a company established and existing under the laws of the Cayman Islands) (the "Cayman Company") on the same day of the making and signing of the Agreement, the Pledgors agree to grant jointly to the Pledgee an unconditional, irrevocable and exclusive Company Equity subscription right.

(4)

According to the Amended and Restated Shareholder Voting Rights Proxy Agreement (the "Voting Rights Agreement") made and entered into by and between the parties to the Agreement and Cayman Company on the same day of the making and signing of the Agreement, each Pledgor respectively authorizes the Pledgee with the consent of the Cayman Company or its designated individuals with the consent of the Cayman Company to exercise all the rights enjoyed by each Pledgor as a shareholder of the Company in accordance with the law or the Company's then-effective articles of association.

(5)

As a guarantee for the performance of contractual obligations (defined below) and the settlement of the guaranteed debt (defined below) by Pledgors and the Company, the Pledgors agree to pledge all the Company's equity they hold to the Pledgee, and give the Pledgee the first right of compensation.

Therefore, the parties reached an agreement through consultation as follows:

Article 1 Definitions

1.1	Unless otherwise construed in the context, the relevant terms in the Agreement shall have the following meanings:

"Contractual Obligations":	All contractual obligations of the Pledgors and the Company under the Service Agreement, Option Agreement, Voting Rights Agreement, the Agreement and other agreements directly related to these agreements.

"Guaranteed Debt":	All direct, indirect and derivative losses and loss of expected benefits suffered by the Pledgee due to any event of default (defined below) by the Pledgors and/or Company, and the amount of such losses shall be determined by the Pledgee at its discretion, by which the Pledgors shall be fully bound; and all expenses incurred by the Pledgee's forcing the Pledgors and/or the Company to perform their contractual obligations.

"Event of Default":	(1) The Pledgors' breach or inability to perform any contractual obligations (including but not limited to refusal to perform and only partial performance of contractual obligations); (2) the Company's breach or inability to perform any contractual obligations (including but not limited to refusal to perform and only partial performance of contractual obligations); (3) any statement or guarantee made by the Pledgors and/or the Company in the Service Agreement, the Agreement or other agreements directly related to these agreements is misleading or wrong, or the Pledgors and/or the Company violating their commitments made in the Service Agreement, the Agreement or other agreements directly related to these agreements; (4) the agreement, permission, approval or authorization (if any) of any government department necessary for the Agreement to be executed or to be legal or effective has been withdrawn, terminated, invalidated, or substantially modified; (5) the Pledgors cause adverse changes in the Company's assets and/or collaterals, as a result, the Pledgee believes that the Pledgors' ability to perform obligations under the Agreement has been adversely affected; (6) the Company, the Pledgors' heirs or custodians refuse to perform or fail to fully perform the Service Agreement, the Agreement or other agreements directly related to these agreements; (7) the Pledgors' external borrowing, guarantee, compensation, commitment or other debt repayment responsibilities are required to be repaid or performed in advance due to an event of default or that have expired but cannot be repaid or performed as scheduled, as a result, the Pledgee believes that the Pledgors' ability to perform obligations under the Agreement has been adversely affected; (8) the Pledgors cannot repay general debts or other debts; (9) the Pledgors abandon the pledged equity or transfer the pledged equity without the written consent of the Pledgee; (10) the promulgation of relevant laws makes the Agreement unlawful or the Pledgors cannot continue to perform obligations under the Agreement; or (11) other circumstances in which the right to dispose of collaterals cannot or may not be exercised in accordance with relevant laws, except for force majeure.

"Collateral":	100% of the Company's registered capital that is legally owned by the Pledgors at the time the Agreement takes effect and will be pledged to the Pledgee in accordance with the provisions of the Agreement as a guarantee for fulfilling contractual obligations and repaying guaranteed debts; and the increased capital contributions and dividends as described in Article 2.8 of the Agreement.

"The PRC Laws":	Chinese laws, administrative regulations, administrative rules, local regulations, local rules, legislative interpretations, judicial interpretations, and other binding normative documents that are effective at that time.

"Equity Pledge":	has the meaning given to it in Article 2.3 of the Agreement.

"The Party's Rights":	has the meaning given to it in Article 13.7 of the Agreement.

1.2	Any reference in the Agreement to any PRC laws shall be deemed to:

(1)	include the reference to any amendment, alteration, addition or re-enactment of such PRC laws, whether in force before or after the execution of the Agreement; and

(2)	include the reference to other decisions, notices and regulations made in accordance with or in force due to their provisions.

1.3	Unless the context of the Agreement otherwise indicates, articles, clauses, items and paragraphs referred to in the Agreement shall mean the relevant contents of the Agreement.

Article 2 Equity Pledge

2.1	Except as otherwise specified in Article 2.2, the amount of the secured creditor's rights under the Agreement is RMB1 billion. The collateral is all the equity held by the Pledgors, of which:

(1)

Zhang Tianze pledged all the equity interests (i.e., 74.5% equity) corresponding to the Company's registered capital of RMB14.90 million to the Pledgee, and the amount of the secured creditor's rights is RMB745 million;

(2)

Li Liping pledged all the equity interests (i.e., 12.4% equity) corresponding to the Company's registered capital of RMB2.48 million to the Pledgee, and the amount of the secured creditor's rights is RMB124 million;

(3)

Luo Ligang pledged all the equity interests (i.e., 10% equity) corresponding to the Company's registered capital of RMB2 million to the Pledgee, and the amount of the secured creditor's rights is RMB100 million;

(4)

Tang Peng pledged all the equity interests (i.e., 3.1% equity) corresponding to the Company's registered capital of RMB0.62 million to the Pledgee, and the amount of the secured creditor's rights is RMB31 million;

2.2

The Pledgors hereby agree to pledge to the Pledgee the collateral that they legally own and are entitled to dispose of as a guarantee of contractual obligations in accordance with the Agreement. The parties understand and agree that the Pledgee may make reasonable adjustments to the amount of pledged equity and the amount of the secured creditor's rights from time to time due to changes in the secured debt and equity valuation, so that the Pledgors can pledge all the collateral to the Pledgee for the purpose of guaranteeing the full performance of contractual obligations and repayment of guaranteed debts by related parties.

2.3

The Pledgors shall record the equity pledge arrangement (the "Equity Pledge") under the Agreement in the Company's shareholder register on the day when the Agreement is signed. The Pledgors and the Company shall apply for the registration of equity pledge by the industrial and commercial department within 10 working days after the signing of the Agreement or within a time limit otherwise agreed by the parties. The Pledgee agrees to cooperate with the aforementioned equity pledge registration matters. The Pledgors shall provide the Pledgee with the original shareholder register containing the equity pledge and the original industrial and commercial registration documents (including but not limited to the "Decision to Approve the Registration of Equity Pledge"), and the Pledgee shall keep these documents during the pledge period stipulated in the Agreement.

2.4

The pledge shall be established from the date of registration of the pledged collateral in the industrial and commercial department. Unless otherwise provided by Chinese laws, the pledge shall be valid until the relevant parties have fully fulfilled contractual obligations and paid off the guaranteed debt (the "Pledge Period").

2.5

During the validity period of the Agreement, unless due to the intention of the Pledgee or major negligence directly causally related to the result, the Pledgee shall not be liable for any decrease in the value of the collateral, and the Pledgors shall not have the right to recourse in any form or make any demands against the Pledgee.

2.6

Under the premise of not violating the above-mentioned Article 2.5, if the collateral is likely to be significantly reduced in value such that it is sufficient to endanger the rights of the Pledgee, the Pledgee may at any time represent the Pledgors to auction or sell the collateral, and agrees with the Pledgors to use the proceeds from the auction or sale to pay off the guaranteed debt in advance or to be deposited with the notary office where the Pledgee is located (all expenses incurred therefrom shall be borne by the Pledgors). In addition, the Pledgors shall provide other property that satisfies the Pledgee as security. When the above-mentioned event that may cause any significant reduction in the value of the collateral to endanger the rights of the Pledgee occurs, the Pledgors must promptly notify the Pledgee and take necessary actions to resolve the above-mentioned incident or reduce its adverse effects according to the reasonable request of the Pledgee. Otherwise, the Pledgors shall bear the corresponding compensation liability to the Pledgee for the direct or indirect losses caused thereby.

2.7

When any event of default occurs, the Pledgee shall have the right to dispose of the collateral in the manner prescribed in Article 4 of the Agreement. If it is known or discovered that an event of default has occurred or is likely to occur, the Pledgors shall immediately notify the Pledgee in writing.

2.8

The Pledgors can increase the capital to the Company only if the Pledgee expressly agrees in writing in advance. The increase in the amount of the Company's registered capital contributed by the Pledgors is also collateral. The Pledgors shall urge the Company to record the changed equity pledge on the Company's shareholder register within a day of the collateral changing (including but not limited to capital increase), and apply for the registration of the change of equity pledge to the industrial and commercial department within10 working days after such change or within a time limit otherwise agreed by the parties, and provide the Pledgee with the original industrial and commercial registration documents related to the equity pledge (including but not limited to the "Decision to Approve the Registration of Equity Pledge"). The Pledgee will keep these documents during the pledge period stipulated in the Agreement.

2.9

Only when the Pledgee expressly agrees in writing in advance, the Company may distribute dividends or bonuses in respect of the collateral. Dividends or bonuses distributed to the Pledgors as a result of the collateral shall be deposited in the account designated by the Pledgee, under the supervision of the Pledgee, and used first as the collateral for the repayment of the guaranteed debt.

2.10	The Pledgee has the right to dispose of any collateral of the Pledgors in accordance with the provisions of the Agreement after the occurrence of the event of default.

Article 3 Releasing of Equity Pledge

After the Pledgors and the Company have fully and completely fulfilled all contractual obligations and repaid all guaranteed debts, the Pledgee shall, in accordance with the Pledgors' written request, release the equity pledge under the Agreement and cooperate with the Pledgors for the cancellation of the equity pledge registration made in the Company's shareholder register and the industrial and commercial department, while the expenses incurred due to the releasing of equity pledge shall be borne by the Pledgors and the Company.

Article 4 Disposition of Collateral

4.1

The parties agree that, in case of any event of default, the Pledgee shall have the right, after giving written notice to the Pledgors, to exercise all rights and powers it enjoys for remedies for default in accordance with Chinese laws, the Service Agreement and the terms of the Agreement, including but not limited to (1) auctioning or selling the collateral for priority compensation; (2) using the collateral to pay off the guaranteed debt; or (3) the Pledgee using other methods to dispose of the collateral within the scope permitted by law. In this case, the other parties to the Agreement shall unconditionally agree to cooperate fully. The Pledgee is not responsible for any losses caused by its reasonable exercise of such rights and powers.

4.2	The Pledgee has the right to appoint its lawyer or other agent in writing to exercise any and all of the above-mentioned rights and powers, to which the Pledgors shall not object.

4.3

All expenses incurred by the Pledgee in exercising any or all of the above-mentioned rights and powers shall be borne by the Pledgors, and the Pledgee shall have the right to deduct such expenses from the funds obtained from the exercise of its rights and powers.

4.4	The funds obtained by the Pledgee from exercising its rights and powers shall be processed in the following order:

First, pay all costs (including payment of remuneration to its lawyer and agent) incurred in disposing of the collateral and the Pledgee's exercise of its rights and powers;

Second, pay taxes and fees due to the disposal of collateral; and

Third, repay the guaranteed debt to the Pledgee.

If there is any balance after deduction of the above-mentioned funds, the Pledgee shall return the remaining funds to the Pledgors or other persons who have rights to the funds in accordance with relevant laws and regulations, or deposit it with the notary office where the Pledgee is located (all resulting costs shall be borne by the Pledgors).

4.5

The Pledgee has the right to choose how to exercise the pledge and any other remedies for default that it enjoys, either in full or in part. The Pledgee does not need to exercise other remedies for default before exercising the right to auction or sell the collateral under the Agreement. How to exercise the pledge and any remedies for default it enjoys neither affects the effectiveness of the remaining pledge, nor does it affect the effectiveness of any other remedies for default enjoyed by the Pledgee.

Article 5 Fees and Expenses

All actual expenses of all parties related to the establishment of equity pledge under the Agreement, including (but not limited to) stamp duty, any other taxes and all legal expenses, shall be borne by the Pledgors.

Article 6 Non-waiver

The Pledgee's giving the Pledgors an exemption and grace or the Pledgee's delay in exercising any rights under the Service Agreement, the Agreement or other agreements directly related to these agreements shall neither affect the Pledgee's rights under the Service Agreement, the Agreement or other agreements directly related to such agreements or any rights granted by Chinese law, nor does it affect the Pledgee's request at any time in the future for the Pledgors and the Company to strictly implement rights under the Service Agreement, the Agreement or other agreements directly related to such agreements or the rights of the Pledgee due to the Pledgors and the Company's subsequent breach of the obligations of the Service Agreement, the Agreement or other agreements directly related to such agreements.

Article 7 Statement and Guarantee

The Pledgors and the Company separately and jointly declare and guarantee the following to the Pledgee:

7.1

The Pledgors are Chinese citizens with full capacity, and the Company is a limited company established and legally existing in accordance with Chinese laws. They have complete and independent legal status and legal capacity, and have been properly authorized to enter into, deliver and perform the Agreement, and can independently act as a party of litigation subjects.

7.2

They have full power and authority to enter into and deliver the Agreement and all other documents to be executed in connection with the transactions described herein. They have full power and authority to complete the transactions described herein.

7.3

All reports, documents and information about the Pledgors, the Company, collateral provided by the Pledgors and the Company to the Pledgee before the entry into force of the Agreement and all matters required by the Agreement are true, effective, accurate and complete in all substantive aspects at the time the Agreement takes effect.

7.4

All reports, documents and information about the Pledgors, the Company, collateral provided by the Pledgors and the Company to the Pledgee after the entry into force of the Agreement and all matters required by the Agreement are true, effective, accurate and complete in all substantive aspects at the time they are provided.

7.5

When the Agreement comes into effect, the Pledgors are the legal owner of the collateral, and there is no existing or possible dispute over the ownership of the collateral known to the Pledgors. The Pledgors have the right to dispose of the collateral and any part thereof.

7.6

Except for the security interest and Service Agreement, Option Agreement and Voting Rights Agreement established on the collateral as a result of the Agreement, and there is no other security interest or the rights of a third party or any other restrictions on the collateral. There are no due but unpaid taxes and fees related to the collateral.

7.7

The signing and performance of the Agreement and the equity pledge under the Agreement represents the obtainment of the consent, permission, waiver, authorization of any third party or the approval, permission, and exemptions of any government agency other than those described in Section 2.3 and Section 2.8. Registration or filing procedures (if required by law) with any government agency have been obtained or completed in accordance with the law, and will be fully and continuously effective during the validity period of the Agreement.

7.8

The entering into and performance of the Agreement by the Pledgors and the Company are not in violation or conflict with all applicable laws to which they are parties, or any agreement that is binding on their assets, any court decision, any arbitration agency's ruling, and any administrative agency's decision.

7.9	The equity pledge under the Agreement constitutes the first-order security interest of the collateral.

7.10

In any court or arbitration tribunal, there is no pending litigation, legal procedure or request against the Pledgors, their property or collateral, or threatening litigation, legal procedure or request as far as the Pledgors know. At the same time, in any government agency or administrative agency, there is no pending litigation, legal procedure or request against the Pledgors, their property or collateral, or threatening litigation, legal procedure or request as far as the Pledgors know that will have a major or adverse impact on the financial status of the Pledgors or their ability to perform the obligation and guarantee liability under the Agreement.

7.11

In any court or arbitration tribunal, there is no pending litigation, legal procedure or request against the collateral, the Company or its assets, or threatening litigation, legal procedure or request as far as the Pledgors know. At the same time, in any government agency or administrative agency, there is no pending litigation, legal procedure or request against the collateral, the Company or its assets, or threatening litigation, legal procedure or request as far as the Pledgors know that will have a major or adverse impact on the financial status of the Pledgors or their ability to perform the obligation and guarantee liability under the Agreement.

7.12

After the Agreement is properly made and entered into by and between the Pledgors and the Company and becomes effective in accordance with the terms of the Agreement, it constitutes a legal, effective and binding obligation for both the Pledgors and the Company.

7.13

The Pledgors and the Company hereby guarantee to the Pledgee that the above statement and guarantee will be true, effective, accurate and complete and will be fully complied with at any time and under any circumstances before the obligations under the Agreement are fully performed and the guaranteed debts are fully paid off.

Article 8 The Pledgors' and the Company's Undertakings

The Pledgors and the Company make the following undertakings to the Pledgee:

8.1

Without the Pledgee's prior written and express consent, the Pledgors shall not establish or allow the establishment of any new pledge or any other security interest on the collateral, or negotiate or sign any agreement or arrangement for this purpose, and any pledge or any other security interest established on all or part of the collateral without the prior written consent of the Pledgee shall be invalid.

8.2

Without prior written notification to the Pledgee and obtaining its prior written express consent, the Pledgors shall not transfer the collateral or dispose of the collateral in other forms, or negotiate or sign any agreement or arrangement for this purpose. The act of transferring or disposing of the collateral by the Pledgors shall be invalid. The proceeds from the transfer or other forms of disposal of the collateral by the Pledgors shall first be used to pay off the guaranteed debt by the Pledgee in advance or be deposited with a third party agreed with the Pledgee.

8.3

Without prior written notification to the Pledgee and obtaining its prior written express consent, the Company will not set up, assist or allow the collateral or any other security rights or third party rights.

8.4

When any legal litigation, arbitration or other request occurred or may occur as far as the Pledgors or the Company knows, which may be detrimental to the interest or collateral of the Pledgors or Pledgee under the Service Agreement and the Agreement, it is guaranteed that the Pledgee will be notified in writing as soon as possible and in a timely manner, and all necessary measures will be taken to ensure the Pledgee's rights and interests in the collateral in accordance with the reasonable requirements of the Pledgee.

8.5

The Pledgors and the Company shall not carry out or allow any behavior or action that may adversely affect the Pledgee's interests or collateral under the Service Agreement, Option Agreement, Voting Rights Agreement and the Agreement. The Pledgors hereby irrevocably waive the Pledgee's right of preemption when realizing the pledge right.

8.6

The Pledgors undertakes to take all necessary measures and sign all necessary documents (including but not limited to the supplementary agreement of the Agreement) in accordance with the requirements of the Pledgee to ensure that the Pledgee's rights and interests in the pledge of the collateral and the exercise and achievement of such rights.

8.7	If any collateral is transferred due to the exercise of the pledge right under the Agreement, the Pledgors promise to take all measures to realize such transfer.

8.8	Always legally register the collateral and guarantee the right to pledge the collateral, unless otherwise arranged according to the Pledgee's request.

8.9

The Pledgors ensure that the Company (including its shareholders' meeting, board of directors, or executive directors) does not approve the sale, transfer, mortgage, or disposal of the Company's assets in other ways without the Pledgee's prior written consent, nor allow the establishment of any security interest in the Company's assets; the Company shall not engage in the above-mentioned acts.

8.10

The Pledgors shall ensure that the convening procedures, voting methods and content for the Company's shareholder meeting and board meeting convened for the purpose of the signing of the Agreement, the establishment of the pledge rights, and the exercise of the pledge rights do not violate laws, administrative regulations or the articles of association of the Company.

8.11

Before the contractual obligations have been fulfilled and the guaranteed debts have been fully paid off, the Pledgors shall not waive the equity that it holds pledged to the Pledgee under the Agreement, and/or waive the yield arising from holding the above-mentioned collateral, including but not limited to dividends, bonuses, and stock distribution.

8.12

Before the contractual obligations have been fulfilled and the guaranteed debts have been fully paid off, the Pledgors shall not pass any resolution to the Company's transfer, sale or disposal of all its assets in any other way without the prior written consent of the Pledgee, and the Company will not transfer, sell and dispose of all its assets in any other way.

8.13

Before the contractual obligations have been fulfilled and the guaranteed debts have been fully paid off, the Pledgee shall have the right to receive statutory yields arising from such collateral, including but not limited to dividends, bonuses, and granting bonus shares and allotting shares; the Pledgors shall deposit the yields into the account designated in writing by the Pledgee after receiving the written request of the Pledgee; the aforementioned yields deposited in the account designated in writing by the Pledgee shall not be withdrawn by the Pledgors without the written consent of the Pledgee.

8.14

If the collateral involves any property preservation or enforcement, or the value reduction or loss of the collateral seriously affects the Pledgors' performance of their obligations under the Agreement, the Pledgors shall immediately notify the Pledgee of such circumstances in writing, and cooperate with the Pledgee to take effective measures to protect the rights and interests of the Pledgee, including but not limited to providing additional property for security or pledge.

8.15

If any third party has a dispute over the ownership of the collateral, or the Pledgee's rights are or may be adversely affected by any third party, the Pledgors and the Company shall immediately notify the Pledgee in writing, and shall cooperate with the Pledgee to take relevant measures.

8.16

In the event of any civil or criminal litigation or administrative litigation or arbitration or any other legal process against the Pledgors or collateral, or the Pledgors know that they will face any threat from any of the foregoing litigation, arbitration or other legal proceedings, the Pledgors shall immediately notify the Pledgee of such circumstances and contingency plan thereof in writing.

8.17

If in accordance with applicable laws, any amendment, supplement or update to the Agreement can only take effect after completing the corresponding pledge change approval and/or registration procedures, the Pledgors shall go through the formalities for such change registration in the relevant administrative departments for industry and commerce within five days from the date of completion of such amendment, supplement or update.

8.18

The Pledgors promise to waive the undistributed after-tax profits of the Company before the Agreement takes effect, and agree and promise that such undistributed after-tax profits will be kept in the Company for other working capital/reserve funds. The Company promises that it will not distribute or allocate to the Pledgors the after-tax profits that the Company has not distributed before the Agreement takes effect.

8.19

Without the written consent of the Pledgee, the Company shall not change or support any shareholder to change the Company's existing equity structure and change its current business nature and/or business scope.

8.20

In order to maintain the validity of the collateral, sign all necessary or proper documents, take all necessary or proper actions and file all necessary or proper complaints or defend all necessary and proper claims.

8.21	Without the Pledgee's prior written and express consent, do not perform any act or omission that may have any significant impact on the Company's assets, business and responsibilities.

8.22

Strictly abide by the obligations under the Agreement and the Service Agreement, and do not perform any action or omission that can affect the validity and enforcement of the Agreement, unless according to the written express instructions of the Pledgee, it shall not exercise any of its rights to the collateral.

Article 9 Changes in Circumstances

As a supplement, and not contrary to the Service Agreement and other terms of the Agreement, if at any time, due to the promulgation or change of any Chinese law, or due to changes in the interpretation or application of such laws, or due to changes in related registration procedures, the Pledgee believes that maintaining the validity of the Agreement and/or disposing of the collateral in the manner prescribed in the Agreement becomes illegal or violates such laws, the Pledgors and the Company shall immediately take any action and/or sign any agreement or other documents following the Pledgee's written instructions, and in accordance with the reasonable request of the Pledgee, to:

(1)	Keep the Agreement valid;

(2)	Facilitate the disposal of collateral in the manner specified in the Agreement; and/or

(3)	Maintain or realize the intention or guarantee established by the Agreement.

Article 10 Coming into Force of the Agreement

10.1	The Agreement shall come into force from the date of signature by parties duly.

10.2

The Pledgors shall provide the pledge registration notice issued by the administrative department for industry and commerce to the Pledgee in a form satisfactory to the Pledgee in accordance with the requirements of the Pledgee after the Agreement takes effect.

Article 11 Notice

11.1	Any notice, request, demand and other communication required by or made pursuant to the Agreement shall be given in writing to the parties concerned.

To the Pledgee:

Address: Area D, 11/F, Block A, No. 8 Haidian Street, Haidian District, Beijing

Attn: Zhang Tianze

Tel: (86) 186-0109-9880

To the Pledgors:

Address: Area B, 11/F, Block A, No.8 Haidian Street, Haidian District, Beijing

Attn: Zhang Tianze

Tel: (86) 186-0109-9880

To the Company:

Address: Area B, 11/F, Block A, No. 8 Haidian Street, Haidian District, Beijing

Attn: Zhang Tianze

Tel: (86) 186-0109-9880

11.2

Such notices or other communications shall be deemed to have been served when sent if sent by facsimile or telex. In the case of personal delivery, it shall be deemed to have been served upon delivery. If sent by post, it shall be deemed to have been served five days after posting.

Article 12 Confidentiality

12.1

Whether the Agreement has been terminated or not, the parties shall keep strictly confidential the trade secrets, proprietary information, customer information and all other information of confidential nature (collectively the "Confidential Information") of the other parties that it has learned during the execution and performance of the Agreement. Except with the prior written consent of the other party or disclosed to a third party as required by the relevant laws, regulations or listing rules (including but not limited to the requirements of the relevant exchanges) or by the judgment, award or order of a court or arbitration tribunal or by the order or decree of the government authority, the receiving party shall not disclose any confidential information to any other third party and shall not use directly or indirectly any confidential information except for the purpose of performance of the Agreement.

12.2	The following information is not confidential information:

(1)	any information which has documentary evidence to prove that the receiving party has previously become lawfully aware of it;

(2)	information that has entered the public domain or otherwise become known to the public through no fault of the receiving party; or

(3)	information lawfully obtained by the receiving party from other means after receiving the relevant information.

12.3

The receiving party may disclose the confidential information to its relevant employees, agents or the professionals employed by the receiving party, provided that the receiving party shall ensure that the aforesaid persons comply with the relevant terms and conditions of the Agreement and shall assume any liability arising from the breach of the aforesaid persons.

12.4	Notwithstanding any other provision of the Agreement, the validity of this Article shall not be affected by the suspension or termination of the Agreement.

Article 13 Miscellaneous

13.1

The Pledgee, without the need to obtain the Pledgors' consent, can transfer the Pledgee's rights and/or obligations under the Agreement to any third party after it notifies the Pledgors; but the Pledgors shall not transfer their rights, obligations or responsibilities under the Agreement to any third party without the Pledgee's prior written and express consent. The successor of the Pledgors or the authorized assignee (if any) shall continue to perform the obligations of the Pledgors under the Agreement. The Agreement shall be valid for each successor and assignee of the Pledgee. If the Pledgee, at any time, transfers its rights and obligations under the Service Agreement to any third party, the assignee shall enjoy and undertake the rights and obligations hereunder, and the Pledgors and the Company shall, according to the requirements of the Pledgee, make and enter into such a new pledge agreement as is identical to the Agreement with the assignee.

13.2

The amount of the guaranteed debt determined by the Pledgee when it exercises its pledge of the collateral in accordance with the provisions of the Agreement shall be the final evidence of the guaranteed debt under the Agreement.

13.3

The Agreement shall be written in Chinese. The originals shall be in sextuplicate, with each party holding one copy. For the purpose of registration or filing, the number of signed originals can be increased accordingly (if necessary).

13.4	The conclusion, effectiveness, performance, modification, interpretation and termination of the Agreement shall be governed by the PRC laws.

13.5

Any dispute arising under or in connection with the Agreement shall be settled by the parties through negotiation. If the parties fail to reach consensus within 30 days after the occurrence of the dispute, the dispute shall be submitted to China International Economic and Trade Arbitration Commission for arbitration in Beijing in accordance with the arbitration rules of the Commission in force. The arbitration award shall be final and binding on the parties. During the dispute resolution period, except for the issue in dispute, the parties shall continue exercising their rights and perform their obligations under the Agreement.

13.6

No rights, powers or remedies conferred on each party by any provision of the Agreement shall preclude any other rights, powers or remedies that such party may have under law and other provisions of the Agreement; neither the exercise of any of its rights, powers and remedies shall preclude the exercise of any other rights, powers and remedies to which it may be entitled.

13.7

No failure or delay by a party to exercise any of its rights, powers and remedies under the Agreement or law ("Rights of Such Party") will result in a waiver of such rights. The waiver of any single or partial right of such Party shall not preclude any other exercise of such rights or the exercise of any other rights of such Party.

13.8	The headings of each section of the Agreement are for reference only and in no event shall such headings be used for or affect the interpretation of the provisions of the Agreement.

13.9

Each clause of the Agreement is severable and independent of each other. If at any time any one or more of the clauses of the Agreement becomes invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining clauses of the Agreement shall not be affected.

13.10

The Agreement constitutes the entire and exclusive agreement between the parties with respect to the subject matter hereof, and supersedes any other legal document or any agreement, contract, understanding and communication, whether written or oral, previously entered into between the parties concerning the same subject matter once executed, including but not limited to the Equity Pledge Agreement signed by the Pledgors, the Pledgee and the Company on February 27, 2015 and Amendment to the Equity Pledge Agreement signed on October 25, 2016. Any amendment or supplement to the Agreement shall be made in written form and shall not be effective until duly signed by the parties hereto except for the Pledgee's transfer of its rights under the Agreement in accordance with the provisions of Article 13.1.

13.11	Subject to the provision of Article 13.1, the Agreement shall be binding upon the legal successors and permitted assignees of the parties hereto.

13.12	Each Pledgor shall be jointly liable for any obligation of the other Pledgors under the Agreement.

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[1 of 2 signature pages]

IN WITNESS WHEREOF, the Amended and Restated Equity Pledge Agreement is executed by and between the following parties on the date and at the place first set forth above:

Zhang Tianze

Signatory:	/s/ Zhang Tianze

Li Liping

Signatory:	/s/ Li Liping

Luo Ligang

Signatory:	/s/ Luo Ligang

Tang Peng

Signatory:	/s/ Tang Peng

[2 of 2 signature pages]

IN WITNESS WHEREOF, the Amended and Restated Equity Pledge Agreement is executed by and between the following parties on the date and at the place first set forth above:

LinkDoc Information Technology (Beijing) Co., Ltd.
(seal)

Signatory:	/s/ Zhang Tianze
Name:	Zhang Tianze
Title:	Legal representative

LinkDoc Technology (Beijing) Co., Ltd.
(seal)

Signatory:	/s/ Zhang Tianze
Name:	Zhang Tianze
Title:	Legal representative